CONSULTING AGREEMENT

      CONSULTING AGREEMENT made as of this 1st day of January, 1997 between CARNEGIE BANCORP, a New Jersey corporation with its principal office at 619 Alexander Road, Princeton, New Jersey 08540 ("Carnegie") and BRUCE A. MAHON, an individual whose business address is ________________________ (the "Consultant").

                                    RECITAL:

      WHEREAS, the parties hereto desire to enter into this Agreement to provide for the retention by Carnegie of the Consultant as a consultant to Carnegie and for certain other matters in connection with such retention more fully as set forth in this Agreement;

      NOW, THEREFORE, the parties hereto, in consideration of the mutual premises and covenants herein contained and intending to be legally bound hereby, agree as follows:

      1. Duties. Carnegie agrees that the Consultant shall be retained by Carnegie commencing as of the date hereof as a consultant to Carnegie. The Consultant agrees to provide consulting services to Carnegie as and when requested by the Board of Directors or President and Chief Executive Officer of Carnegie, subject to the reasonable convenience and schedule of the Consultant.

      2. Term. Subject to paragraphs 4 and 5 hereof, the Consultant's retention hereunder shall be for a term of two years commencing on the date hereof.

      3.    Compensation and Expenses.

            (a) During the term of this Agreement, the Consultant shall be paid a consulting fee at the rate of $75,000 per year in full payment of the services to be rendered by the Consultant to Carnegie hereunder. The consulting fee shall be paid by Carnegie to the Consultant in quarterly installments of $18,750 or as otherwise agreed by Carnegie and the Consultant.

            (b) The Consultant is authorized to incur, and Carnegie agrees to reimburse the Consultant for, reasonable and necessary business related expenses incurred by the Consultant in rendering the consulting services provided for herein, upon presentation by the Consultant to Carnegie of itemized accounts of such expenses in accordance with Carnegie's regular policies for reimbursement of employees' business expenses.

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      4.    Death or Total Disability of the Consultant.

            (a) In the event of the death of the Consultant during the term of this Agreement, this Agreement shall terminate effective as of the date of the Consultant's death, and Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of the Consultant's death and reimburse the Consultant's estate for any business expenses incurred by the Consultant which had not been reimbursed at the date of the Consultant's death.

            (b) In the event of the Total Disability (as defined herein) of the Consultant for a period of 90 consecutive days during the term of this Agreement, Carnegie shall have the right to terminate the Consultant's services hereunder by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Total Disability" shall mean a mental or physical condition which, in the reasonable opinion of Carnegie, renders the Consultant unable to perform the consulting services.

      5. Termination for Cause. Carnegie shall have the right to terminate the Consultant's services hereunder for Cause (as defined herein) by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Cause" shall mean (i) the Consultant's willful and continued failure to perform his duties hereunder, (ii) fraud, misappropriation or other intentional material damage to the property or business of Carnegie or (iii) the Consultant's admission or conviction of, or plea of nolo contendere to, any felony that, in the judgment of the Board of Directors of Carnegie, adversely affects Carnegie's reputation or the Consultant's ability to perform his duties hereunder.

      6.    Non-Disclosure.

            (a) Except as required in the performance of his duties hereunder, the Consultant shall not use or disclose any

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Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express written authorization of Carnegie. Upon termination of this Agreement, the Consultant shall leave with Carnegie all documents and other items in his possession which contain Confidential Information. For purposes of this paragraph 6(a), the term "Confidential Information" shall mean all information about Carnegie or relating to any of its services or any phase of its operations not generally known to any of its competitors with which the Consultant becomes acquainted during the term of this Agreement.

            (b) Carnegie and the Consultant agree that irreparable damage would occur in the event that the provisions of paragraph 6(a) hereof were not performed in accordance with their specific terms or were otherwise breached. Carnegie and the Consultant accordingly agree that Carnegie shall be entitled to an injunction or injunctions to prevent a breach of paragraph 6(a) hereof and to enforce specifically the terms and provisions of paragraph 6(a) hereof in addition to any other remedy to which Carnegie is entitled at law or in equity.

            (c) The provisions of this paragraph 6 shall survive the termination of this Agreement.

      7. Indemnification. Carnegie shall indemnify the Consultant, to the fullest extent permitted by law, for any and all liabilities to which the Consultant may be subject as a result of, in connection with or arising out of its retention by Carnegie hereunder, as well as the costs and expenses (including attorneys' fees) of any legal action brought or threatened to be brought against the Consultant or Carnegie as a result of, in connection with or arising out of such retention. The Consultant shall be entitled to the full protection of any insurance policies which Carnegie may elect to maintain generally for the benefit of its directors and officers as the same may be applicable to the Consultant.

      8.    Change in Control.

            (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by the involuntary termination of the Consultant's service other than for "cause", as defined in paragraph 5 hereof, or, as provided below, the voluntary termination of his services by Consultant within eighteen months of such Change in Control, the Consultant shall be entitled to the benefits provided under paragraph (c). Upon the occurrence of a Change in Control, the Consultant shall have the right to elect to voluntarily terminate his service within eighteen months of such Change in Control following any substantial change in the conditions of rendering the services provided for hereunder including any material

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increase in the number of hours of services rendered, the type of services rendered and the place such services are rendered.

            (b)   A "Change in Control"  shall mean:

                        (i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of Carnegie, or a similar transaction in which Carnegie is not the resulting entity;

                    (ii) individuals who constitute the Incumbent Board (as herein defined) of Carnegie cease for any reason to constitute a majority thereof;

                    (iii) the acquisition by any party or group acting in concert of control of Carnegie, within the meaning of 12 C.F.R. s. 225.2(d)(2);

                        (iv) an event of a nature that would be required to be
                    reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                        (v) Without limitation, a change in control shall be
                    deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange
                    Act), excluding the trustee of any employee benefit plans or any employee benefit plans established by Carnegie from time to time, is or becomes a "beneficial owner" (as defined in Rule 139(d) under the Exchange Act) directly or indirectly, of securities of Carnegie representing 25 percent or more of Carnegie's outstanding securities ordinarily having the right to vote at the election of directors;

                        (vi) A proxy statement soliciting proxies from
                    stockholders of Carnegie is disseminated by someone other than the current management of Carnegie, seeking stockholder approval of a plan of reorganization, merger or consolidation of Carnegie or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by Carnegie;

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                        (vii) A tender offer is made for 25 percent or more of
                    the voting securities of Carnegie and the shareholders owning beneficially or of record 25 percent or more of the outstanding securities of Carnegie have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

            For these purposes, "Incumbent Board" means the Board of Directors on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

            (c) In the event the conditions of paragraph (a) above are met, Consultant shall be entitled to receive the compensation to which he would have otherwise been entitled under Section 3(a) hereof through the end of the thirty
(30) month period after such termination. Such payments will be made in accordance with the payment schedule set forth in Section 3(a).

      9.    Assignment.

            (a) The rights and obligations of Carnegie under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Carnegie.

            (b) This Agreement and the obligations created hereunder may not be assigned by the Consultant.

      10.   Miscellaneous.

            (a) Any amendment to this Agreement, including any extension of the term of this Agreement, shall be made in writing and signed by the parties hereof.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

            (c) All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed to the address listed for each party on the first page hereof.

Any party may change its address for the purpose of notices to that party by a similar notice specifying a new address, but no

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such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

            (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect thereto.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

                                    CARNEGIE BANCORP

                                    By:______________________________
                                       Thomas L. Gray, Jr., President
                                       and Chief Executive Officer

                                       ----------------------------------
                                       Bruce A. Mahon



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